UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 18, 2016

Date of Report (Date of earliest event reported)

Searchlight Minerals Corp.

(Exact name of Registrant as specified in its charter)

Nevada	000-30995	98-0232244
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2360 W. Horizon Ridge Pkwy., Suite #100, Henderson, Nevada 89052

(Address of principal executive offices)

(Zip Code)

(702) 939-5247

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Item 3.02    Unregistered Sales of Equity Securities.

Item 3.03    Material Modification to Rights of Security Holders.

Conversion of Existing Notes and Completion of Private Placement

Luxor Capital Partners, LP (“Luxor”), on behalf of itself and certain of its affiliates (collectively, the “Luxor Group”), demanded repayment from Searchlight Minerals Corp., a Nevada corporation (“we,” “us,” “our” or the “Company”), of all of the outstanding principal and interest owing on their Secured Convertible Promissory Notes, each dated September 18, 2013 (the “Luxor Notes”). Lacking sufficient funds to make such repayments, we agreed, pursuant to an Amendment to Secured Convertible Promissory Note, dated September 18, 2013, to allow the Luxor Group to convert all of the outstanding principal amount and accrued but unpaid interest owing on the Luxor Notes into shares of the Company’s restricted common stock, $0.001 par value per share (the “Common Stock”), at a rate of $0.035 per share. On March 18, 2016, Luxor and its affiliates provided the Company with Conversion Notices consistent with such terms and conditions. In the aggregate, the Luxor Group converted $2,691,000 owing on the Luxor Notes in exchange for 76,885,714 shares of the Company’s Common Stock. The Company has subsequently cancelled the Luxor Notes.

The Company also agreed to sell to Luxor 42,857,143 shares of Common Stock, at a purchase price of $0.035 per share, for a total consideration of $1,500,000. On March 18, 2016, we completed a private placement (the “Offering”) of our securities to Luxor on such terms and conditions. The securities were issued in reliance on exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder. We intend to use the net proceeds from the Offering for general working capital purposes. In connection with the Offering, we entered into a common stock purchase agreement (the “Common Stock Purchase Agreement”) and a Registration Rights Agreement, each dated March 18, 2016, with Luxor. The Common Stock Purchase Agreement contains representations and warranties of the Company and Luxor that are customary for transactions of the type contemplated in connection with the Offering.

The Luxor Group has also agreed, as a condition of the Offering, that all of its 12,128,708 currently owned warrants shall not be exercisable until at least September 18, 2016. In addition, in connection with the Offering, our Board of Directors agreed to waive certain provisions of our Rights Agreement, dated August 24, 2009, with respect to accounts managed by Luxor. In connection with the Rights Agreement, the Board of Directors previously declared a dividend of one common share purchase right for each outstanding share of our Common Stock. The rights become exercisable, under certain circumstances, in the event that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our Common Stock (an “acquiring person”). Our Board of Directors has previously waived the 15% limitation in the Rights Agreement with respect to Luxor, to allow Luxor to become the beneficial owner of up to 26% of the shares of our Common Stock, without being deemed to be an “acquiring person” under the Rights Agreement. In connection with the Offering, we have agreed to further waive all of the existing limitations under the Rights Agreement so that Luxor would not an “acquiring person” under the Rights Agreement under any circumstance. Following the Offering, Luxor is the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, the “Exchange Act”) of approximately 49.83% of our Common Stock.

The Board of Directors has also authorized, subject to stockholder approval, certain amendments to our Articles of Incorporation and Amended and Restated Bylaws that, among other things, would eliminate a classified Board of Directors and increase the number of authorized shares of our capital stock. The Board of Directors will call for an annual meeting of our stockholders and will nominate five designees, three of which shall be designees of Luxor, for election as directors at such meeting.

The foregoing descriptions of the terms, conditions and restrictions of the Rights Plan, do not purport and are not intended to be complete and are qualified in their entirety by the complete text of the Rights Plan, which is filed as Exhibit 4.1 of the Company’s registration statement on Form 8-A filed on August 25, 2009, and as amended on Form 8-A12G/A on September 24, 2009. A summary of the Rights Plan is set forth in such registration statement.

Private Placement of Additional Securities

Pursuant to a letter agreement between us and Luxor, dated March 18, 2016, entered into by Luxor and us (the “Letter Agreement”), Luxor agreed that it, or its designees, will invest up to an additional $1,250,000 in to be issued shares of our Common Stock, at a purchase price of $0.045 per share, upon the completion of certain milestones set forth in such Letter Agreement. The securities will be issued in reliance on exemptions from registration pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D thereunder. We intend to use the net proceeds from such sales for general working capital purposes. In connection with the additional investment described in the Letter Agreement, we entered into a common stock purchase agreement, dated March 18, 2016 (the “Second Common Stock Purchase Agreement”) with Luxor Capital Group, LP, an affiliate of Luxor (“Luxor Capital”). The Second Common Stock Purchase Agreement contains representations and warranties of the Company and Luxor Capital that are customary for transactions of the type contemplated in connection with the Offering. In addition, upon the completion of certain milestones set forth in such Letter Agreement, we will enter into a Registration Rights Agreement with Luxor Capital or its designees.

Additional Note Conversions

Also on March 18, 2016, Martin Oring, one of our directors and our Chief Executive Officer, and members of his family, pursuant to Amendments to Convertible Promissory Notes, dated March 18, 2016, provided us with Conversion Notices whereby they elected to convert all of the principal and accrued but unpaid interest owing on their Secured Convertible Promissory Notes, each dated September 18, 2013 (the “Oring Notes” and together with the Luxor Notes, the “2013 Notes”), into shares of our Common Stock at a rate of $0.035 per share. In the aggregate, Mr. Oring and his family members converted $428,491 owing on such notes in exchange for 12,242,600 shares of the Company’s Common Stock. The Company has subsequently cancelled the Oring Notes.

The foregoing descriptions of the terms, conditions and restrictions of the Amendment to Convertible Promissory Note, the Common Stock Purchase Agreement, the Registration Rights Agreement, the Letter Agreement and the Second Common Stock Purchase Agreement do not purport and are not intended to be complete and are qualified in their entirety by the complete text of those agreements, forms of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Report. Similarly, the foregoing descriptions of the terms, conditions and restrictions of the 2013 Notes do not purport and are not intended to be complete and are qualified in their entirety by the complete texts thereof, forms of which, plus transaction documents related thereto, are filed as Exhibits 10.1 – 10.5 to the Company’s Current Report on Form 8-K filed on September 24, 2013. Please note, however, that such documents, including without limitation any representations and warranties contained therein, are not intended as documents for investors or the public to obtain factual information about the current state of affairs of the Company. Rather, investors and the public should look to other disclosures contained in our reports under the Exchange Act.

Amendment to Certain Outstanding Common Stock Purchase Warrants

On March 17, 2016, the Board of Directors approved an amendment to the expiration dates of certain outstanding warrants to purchase up to an aggregate of 16,189,414 shares of the Company’s common stock. Prior to the amendment, these warrants were set to expire on November 30, 2016. After the amendment, these warrants are now set to expire on November 30, 2017. The terms and conditions of these warrants remain the same in all other respects. These warrants were originally issued in connection with the Company’s February 23, 2007, March 22, 2007, December 26, 2007, February 7, 2008 and November 12, 2009 private placements.

Item 7.01    Regulation FD Disclosure.

Press Release

On March 23, 2016, Searchlight Minerals Corp. issued a press release, which is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1     Form of Amendment to Secured Convertible Promissory Note, dated March 18, 2016

Exhibit 10.2     Common Stock Purchase Agreement, dated March 18, 2016

Exhibit 10.3     Form of Registration Rights Agreement, dated March 18, 2016

Exhibit 10.4     Letter Agreement, dated March 18, 2016

Exhibit 10.5     Second Common Stock Purchase Agreement, dated March 18, 2016

Exhibit 99.1     Press Release, dated March 23, 2016, issued by Searchlight Minerals Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Dated: March 23, 2016	By:	/s/ Carl Ager
Carl Ager Vice President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Form of Amendment to Secured Convertible Promissory Note, dated March 18, 2016

Exhibit 10.2	Common Stock Purchase Agreement, dated March 18, 2016

Exhibit 10.3	Form of Registration Rights Agreement, dated March 18, 2016

Exhibit 10.4	Letter Agreement, dated March 18, 2016

Exhibit 10.5	Second Common Stock Purchase Agreement, dated March 18, 2016

Exhibit 99.1	Press Release, dated March 23, 2016, issued by Searchlight Minerals Corp.